Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation (“Corporation”), does hereby make, nominate and appoint DOUGLAS M. BAKER, JAMES J. SEIFERT and THEODORE D. HERZOG, and each of them, individually, to be my attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of not more than $20,000,000 of un-secured general obligations of the Corporation to pay, or guarantee the payment of, deferred compensation in the future in accordance with the terms of the Ecolab Mirror Savings Plan, and any and all amendments thereto, provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 30th day of October, 2014.

/s/Barbara J. Beck
Barbara J. Beck

/s/Les S. Biller
Les S. Biller

/s/Carl M. Casale
Carl M. Casale

/s/Stephen I. Chazen
Stephen I. Chazen

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Arthur J. Higgins
Arthur J. Higgins

/s/Joel W. Johnson
Joel W. Johnson

/s/Michael Larson
Michael Larson

/s/Jerry W. Levin
Jerry W. Levin

/s/Robert L. Lumpkins
Robert L. Lumpkins

/s/Victoria J. Reich
Victoria J. Reich

/s/Suzanne M. Vautrinot
Suzanne M. Vautrinot

/s/John J. Zillmer
John J. Zillmer